Exhibit 99(a)



                       FORM 11-K


                     UNITED STATES
           SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C. 20549


     (Mark One)

     [X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
          SECURITIES EXCHANGE ACT OF 1934


     For the year ended       December 31, 1997
                        ------------------------------------


                           OR

     [ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
          SECURITIES EXCHANGE ACT OF 1934


     For the transition period from             to
                                    -----------    ---------


     Commission file number       33-50134
                            --------------------------------






       THRIFT PLAN OF PHILLIPS PETROLEUM COMPANY
                (Full title of the Plan)





               PHILLIPS PETROLEUM COMPANY
             (Name of issuer of securities)





             Bartlesville, Oklahoma                 74004
     (Address of principal executive office)      (Zip code)

FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements
    --------------------

Financial statements of the Thrift Plan of Phillips Petroleum
Company, filed as a part of this annual report, are listed in the accompanying index.

(b) Exhibits
    --------

Exhibit 1  Consent of Ernst & Young LLP


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Thrift Plan Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THRIFT PLAN OF
                                 PHILLIPS PETROLEUM COMPANY




                                   /s/ Rand C. Berney
                               ---------------------------------
                                       Rand C. Berney
                                            Member
                                    Thrift Plan Committee


June 24, 1998

-----------------------------------------------------------------
Index To Financial Statements             Thrift Plan Of Phillips
And Schedules                                   Petroleum Company


                                                             Page

Report of Independent Auditors ..............................  3

Financial Statements

  Statements of Net Assets Available for Benefits at December 31, 1997 and 1996

      Total Plan ............................................  4
      Fund A (Bond Index Fund) ..............................  6
      Funds B and C (Phillips Stock Fund) ...................  8
      Fund D (Investment Contracts Fund) -- Deposit
        Administration Account .............................. 10
      Fund D (Investment Contracts Fund) -- Deferred
        Settlement Account .................................. 12
      Fund E (S&P 500 Fund) ................................. 14
      Fund F (Money Market Fund) ............................ 16
      Loan Fund ............................................. 18
      Temporary Investment Fund ............................. 20

  Statements of Changes in Net Assets Available for Benefits for the Years Ended December 31, 1997 and 1996

      Total Plan ............................................  5
      Fund A (Bond Index Fund) ..............................  7
      Funds B and C (Phillips Stock Fund) ...................  9
      Fund D (Investment Contracts Fund) -- Deposit
        Administration Account .............................. 11
      Fund D (Investment Contracts Fund) -- Deferred
        Settlement Account .................................. 13
      Fund E (S&P 500 Fund) ................................. 15
      Fund F (Money Market Fund) ............................ 17
      Loan Fund ............................................. 19
      Temporary Investment Fund.............................. 21

  Notes to Financial Statements ............................. 22

Supplemental Schedules

  Schedule of Assets Held for Investment Purposes
    at December 31, 1997, Line 27(a) ........................ 32

  Schedule of Reportable Transactions for the Year
    Ended December 31, 1997, Line 27(d) -- Series
    of Transactions ......................................... 33

------------------------------------------------------------------
Report Of Independent Auditors


The Thrift Plan Committee
Thrift Plan of Phillips Petroleum Company

We have audited the accompanying statement of net assets available for benefits of the Thrift Plan of Phillips Petroleum Company
(Plan) as of December 31, 1997 and 1996, and the related statement of changes in net assets available for benefits for the years then ended, presented on pages 4 and 5. These financial statements are the responsibility of the Thrift Plan Committee (Committee). Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Committee, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1997 and 1996, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1997, and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The fund information presented on pages 6 through 21 listed in the accompanying index to financial statements and schedules is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                  /s/ Ernst & Young LLP

Tulsa, Oklahoma                       ERNST & YOUNG LLP
June 24, 1998

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company


                                           Thousands of Dollars
                                         ------------------------
At December 31                                 1997          1996
                                         ------------------------

Assets
Investments
  Vanguard Bond Index-Total Bond
    Market Portfolio                     $   79,254        74,837
  Phillips Petroleum Company
    common stock                            848,348       797,584
  Insurance contracts                        23,343       155,955
  Vanguard Index Trust 500 Portfolio        171,680       114,578
  Vanguard Money Market Reserves-
    Prime Portfolio                         205,229       158,914
  Loans to Plan participants                 24,605        21,024
-----------------------------------------------------------------
                                          1,352,459     1,322,892
Contributions Receivable                        522           694
Employee Deposits Receivable                     15           104
Loan Repayments Receivable                       57           106
Dividends Receivable                              -            55
-----------------------------------------------------------------
Total Assets                              1,353,053     1,323,851
-----------------------------------------------------------------

Net Assets Available for Benefits        $1,353,053     1,323,851
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company


                                           Thousands of Dollars
                                         ------------------------
Years Ended December 31                        1997          1996
                                         ------------------------

Additions
Contributions and Deposits
  Company contributions
    Matching                             $    5,759         5,604
    Before-tax deposits                      21,161        18,840
  Employee deposits                          15,491        15,697
-----------------------------------------------------------------
                                             42,411        40,141
-----------------------------------------------------------------

Investment Income
  Dividends                                  41,910        33,925
  Interest
    Participant loans                         1,696         1,355
    Other                                     6,781        18,911
  Net appreciation in fair value
    of investments                          118,602       209,634
-----------------------------------------------------------------
                                            168,989       263,825
-----------------------------------------------------------------

Total Additions                             211,400       303,966
-----------------------------------------------------------------

Deductions
Distributions to
  Participants or Their
  Beneficiaries
      Cash                                  153,888       167,282
      Phillips Petroleum Company
        common stock                         28,295        47,426
Administrative Expense                           15           316
Interest Expense                                  -             6
-----------------------------------------------------------------
Total Deductions                            182,198       215,030
-----------------------------------------------------------------

Net Increase                                 29,202        88,936

Net Assets Available for
  Benefits
Beginning of Year                         1,323,851     1,234,915
-----------------------------------------------------------------

End of Year                              $1,353,053     1,323,851
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                           FUND A
                                                 (Bond Index Fund)


                                           Thousands of Dollars
                                         ------------------------
At December 31                              1997             1996
                                         ------------------------

Assets
Investments
  Vanguard Bond Index-Total Bond
      Market Portfolio                   $79,254           74,837
Due from Temporary Investment Fund           114              116
-----------------------------------------------------------------
Total Assets                              79,368           74,953
-----------------------------------------------------------------

Net Assets Available for Benefits        $79,368           74,953
=================================================================


Number of Units                        7,865,967        7,617,326
Unit Value                              $10.0900           9.8398
-----------------------------------------------------------------
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                           FUND A
                                                 (Bond Index Fund)


                                           Thousands of Dollars
                                         ------------------------
Years Ended December 31                     1997             1996
                                         ------------------------

Additions
Investment Income
  Interest                               $     -                1
  Dividends                                4,825            3,191
  Net appreciation (depreciation)
    in fair value of investments           1,875           (1,157)
-----------------------------------------------------------------
                                           6,700            2,035
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                          1,139            1,132
-----------------------------------------------------------------
Total Additions                            7,839            3,167
-----------------------------------------------------------------

Deductions
Cash Distributions to Participants
  or Their Beneficiaries                   8,802            9,268
Administrative Expense                         1               73
-----------------------------------------------------------------
Total Deductions                           8,803            9,341
-----------------------------------------------------------------

Interfund Transfers                        5,379            6,203
-----------------------------------------------------------------

Net Increase                               4,415               29

Net Assets Available for
  Benefits
Beginning of Year                         74,953           74,924
-----------------------------------------------------------------

End of Year                              $79,368           74,953
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                    FUNDS B and C
                                             (Phillips Stock Fund)


                                          Thousands of Dollars
                                       --------------------------
At December 31                               1997            1996*
                                       --------------------------

Assets
Investments
  Phillips Petroleum Company
    common stock                       $  848,348         797,584
  Vanguard Money Market Reserves --
    Prime Portfolio                         7,818             993
-----------------------------------------------------------------
                                          856,166         798,577
Due from Temporary Investment Fund --
  Fund B                                    2,812           2,826
Contributions Receivable -- Fund C            508             487
-----------------------------------------------------------------
Total Assets                              859,486         801,890
-----------------------------------------------------------------

Net Assets Available for Benefits      $  859,486         801,890
=================================================================

Net Assets Available for Benefits
Fund B                                 $  448,821         414,293
Fund C                                    410,665         387,597
-----------------------------------------------------------------
                                       $  859,486         801,890
=================================================================


Number of Units
Fund B                                  4,204,684       4,260,519
Fund C                                  3,847,221       3,985,990
-----------------------------------------------------------------
                                        8,051,905       8,246,509
-----------------------------------------------------------------
Unit Value                              $106.7432         97.2399
-----------------------------------------------------------------
See Notes to Financial Statements.
*Reclassified to conform to current presentation.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                    FUNDS B and C
                                             (Phillips Stock Fund)


                                           Thousands of Dollars
                                         ------------------------
Years Ended December 31                      1997            1996*
                                         ------------------------

Additions
Investment Income
  Dividends                              $ 24,190          23,461
  Interest                                      -             324
  Net appreciation                         81,834         193,528
-----------------------------------------------------------------
                                          106,024         217,313
Matching Company
  Contributions -- Fund C                   5,759           5,604
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund -- Fund B                28,370          26,976
-----------------------------------------------------------------
Total Additions                           140,153         249,893
-----------------------------------------------------------------

Deductions
Distributions to Participants
  or Their Beneficiaries
    Cash -- Fund B                         15,339          28,096
    Cash -- Fund C                         13,593          14,356
    Phillips Petroleum Company
      common stock -- Fund B               15,001          31,389
    Phillips Petroleum Company
      common stock -- Fund C               13,294          16,037
Administrative Expense                         10             109
Interest Expense                                -               6
-----------------------------------------------------------------
Total Deductions                           57,237          89,993
-----------------------------------------------------------------

Interfund Transfers                       (25,320)        (73,005)
-----------------------------------------------------------------

Net Increase                               57,596          86,895

Net Assets Available for
  Benefits
Beginning of Year                         801,890         714,995
-----------------------------------------------------------------
End of Year                              $859,486         801,890
=================================================================

Net Assets Available for Benefits
Fund B                                   $448,821         414,293
Fund C                                    410,665         387,597
-----------------------------------------------------------------
                                         $859,486         801,890
=================================================================
See Notes to Financial Statements.
*Reclassified to conform to current presentation.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                FUND D (Investment Contracts Fund)
                                   DEPOSIT ADMINISTRATION ACCOUNT


                                           Thousands of Dollars
                                         ------------------------
At December 31                               1997            1996
                                         ------------------------

Assets
Investments
  Insurance contracts
    Continental Assurance Company,
      Group Annuity, Contract GP-12692   $      -          67,098
      Group Annuity, Contract GP-12787     23,005          23,656
    Provident National Assurance,
      Group Annuity, Contract GC-05048          -          64,731
-----------------------------------------------------------------
Total Assets                               23,005         155,485
-----------------------------------------------------------------

Net Assets Available for Benefits        $ 23,005         155,485
=================================================================


Number of Units                                (A)             (A)
Unit Values                                    (A)             (A)
-----------------------------------------------------------------
(A) See Note 6.
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                FUND D (Investment Contracts Fund)
                                   DEPOSIT ADMINISTRATION ACCOUNT


                                           Thousands of Dollars
                                         ------------------------
Years Ended December 31                       1997           1996*
                                         ------------------------

Additions
Investment Income
    Interest                             $   6,748         17,140
-----------------------------------------------------------------
Total Additions                              6,748         17,140
-----------------------------------------------------------------

Deductions
Cash Distributions to Participants
  or Their Beneficiaries                    17,319         60,681
Administrative Expense                           -             28
-----------------------------------------------------------------
Total Deductions                            17,319         60,709
-----------------------------------------------------------------

Interfund Transfers                       (121,909)       (86,846)
-----------------------------------------------------------------

Net Decrease                              (132,480)      (130,415)

Net Assets Available for
  Benefits
Beginning of Year                          155,485        285,900
-----------------------------------------------------------------

End of Year                              $  23,005        155,485
=================================================================
See Notes to Financial Statements.
*Reclassified to conform to current presentation.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                FUND D (Investment Contracts Fund)
                                      DEFERRED SETTLEMENT ACCOUNT


                                           Thousands of Dollars
                                         ------------------------
At December 31                           1997                1996
                                         ------------------------

Assets
Investments
  Insurance contract                     $338                 470
-----------------------------------------------------------------
Total Assets                              338                 470
-----------------------------------------------------------------

Net Assets Available for Benefits        $338                 470
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                FUND D (Investment Contracts Fund)
                                      DEFERRED SETTLEMENT ACCOUNT


                                           Thousands of Dollars
                                         ------------------------
Years Ended December 31                   1997               1996
                                         ------------------------

Additions
Investment Income
  Interest                               $  33                 44
-----------------------------------------------------------------
Total Additions                             33                 44
-----------------------------------------------------------------

Deductions
Cash Distributions to Participants
  or Their Beneficiaries                   165                177
-----------------------------------------------------------------
Total Deductions                           165                177
-----------------------------------------------------------------

Net Decrease                              (132)              (133)

Net Assets Available for
  Benefits
Beginning of Year                          470                603
-----------------------------------------------------------------

End of Year                              $ 338                470
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                           FUND E
                                                    (S&P 500 Fund)


                                           Thousands of Dollars
                                         ------------------------
At December 31                               1997            1996
                                         ------------------------

Assets
Investments
  Vanguard Index Trust 500 Portfolio     $171,680         114,578
Due From Temporary Investment Fund            530             457
-----------------------------------------------------------------
Total Assets                              172,210         115,035
-----------------------------------------------------------------

Net Assets Available for Benefits        $172,210         115,035
=================================================================


Number of Units                         1,911,956       1,663,309
Unit Value                               $90.0701         69.1603
-----------------------------------------------------------------
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                           FUND E
                                                    (S&P 500 Fund)


                                           Thousands of Dollars
                                         ------------------------
Years Ended December 31                      1997            1996
                                         ------------------------
Additions
Investment Income
  Dividends                              $  3,450           2,032
  Interest                                      -               3
  Net appreciation in fair value
    of investments                         34,893          17,263
-----------------------------------------------------------------
                                           38,343          19,298
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                           5,206           4,185
-----------------------------------------------------------------
Total Additions                            43,549          23,483
-----------------------------------------------------------------

Deductions
Cash Distributions to Participants
  or Their Beneficiaries                   13,460          10,320
Administrative Expense                          1              39
-----------------------------------------------------------------
Total Deductions                           13,461          10,359
-----------------------------------------------------------------

Interfund Transfers                        27,087          29,642
-----------------------------------------------------------------

Net Increase                               57,175          42,766

Net Assets Available for
  Benefits
Beginning of Year                         115,035          72,269
-----------------------------------------------------------------

End of Year                              $172,210         115,035
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                           FUND F
                                               (Money Market Fund)


                                           Thousands of Dollars
                                         ------------------------
At December 31                               1997            1996
                                         ------------------------

Assets
Investments
  Vanguard Money Market Reserves-
    Prime Portfolio                      $193,114         154,203
Due from Temporary Investment Fund            212             238
-----------------------------------------------------------------
Total Assets                              193,326         154,441
-----------------------------------------------------------------

Net Assets Available for Benefits        $193,326         154,441
=================================================================


Number of Units                       193,325,684     154,440,044
Unit Value                                 $1.000           1.000
-----------------------------------------------------------------
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                           FUND F
                                               (Money Market Fund)


                                           Thousands of Dollars
                                         ------------------------
Years Ended December 31                      1997            1996
                                         ------------------------

Additions
Investment Income
  Dividends                              $  9,228           5,094
  Interest                                      -           1,336
Allocation of Deposits and
  Earnings from Temporary
  Investment Fund                           2,154           2,454
-----------------------------------------------------------------
Total Additions                            11,382           8,884
-----------------------------------------------------------------

Deductions
Cash Distributions to Participants
  or Their Beneficiaries                   84,703          43,654
Administrative Expense                          3              67
-----------------------------------------------------------------
Total Deductions                           84,706          43,721
-----------------------------------------------------------------

Interfund Transfers                       112,209         122,418
-----------------------------------------------------------------

Net Increase                               38,885          87,581

Net Assets Available for
  Benefits
Beginning of Year                         154,441          66,860
-----------------------------------------------------------------

End of Year                              $193,326         154,441
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                                        LOAN FUND


                                           Thousands of Dollars
                                         ------------------------
At December 31                              1997             1996
                                         ------------------------

Assets
Investments
  Loans to participants                  $24,605           21,024
Due from Temporary Investment Fund           715              553
-----------------------------------------------------------------
Total Assets                              25,320           21,577
-----------------------------------------------------------------

Net Assets Available for Benefits        $25,320           21,577
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                                        LOAN FUND


                                           Thousands of Dollars
                                         ------------------------
Years Ended December 31                     1997             1996
                                         ------------------------

Additions
Interest -- Participant Loans            $ 1,696            1,355
-----------------------------------------------------------------

Deductions
Cash Distributions to Participants
  or Their Beneficiaries                     507              730
Loan Repayments from Plan
  Participants                            10,867            9,368
-----------------------------------------------------------------
Total Deductions                          11,374           10,098
-----------------------------------------------------------------

Interfund Transfers                       13,421           10,956
-----------------------------------------------------------------

Net Increase                               3,743            2,213

Net Assets Available for
  Benefits
Beginning of Year                         21,577           19,364
-----------------------------------------------------------------

End of Year                              $25,320           21,577
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Net Assets                   Thrift Plan Of Phillips
Available For Benefits                          Petroleum Company

                                        TEMPORARY INVESTMENT FUND


                                           Thousands of Dollars
                                         ------------------------
At December 31                             1997              1996
                                         ------------------------

Assets
Investments
  Vanguard Money Market Reserves-
    Prime Portfolio                      $4,297             3,718
Contributions Receivable                     14               207
Employee Deposits Receivable                 15               104
Loan Repayments Receivable                   57               106
Dividends Receivable                          -                55
-----------------------------------------------------------------
Total Assets                              4,383             4,190
-----------------------------------------------------------------

Liabilities
Due to Fund A                               114               116
Due to Fund B                             2,812             2,826
Due to Fund E                               530               457
Due to Fund F                               212               238
Due to Loan Fund                            715               553
-----------------------------------------------------------------
Total Liabilities                         4,383             4,190
-----------------------------------------------------------------

Net Assets Available for Benefits        $    -                 -
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Statement Of Changes In Net               Thrift Plan Of Phillips
Assets Available For Benefits                   Petroleum Company

                                        TEMPORARY INVESTMENT FUND


                                           Thousands of Dollars
                                         ------------------------
Years Ended December 31                     1997             1996
                                         ------------------------

Additions
Contributions and Deposits
  Company contributions --
    before-tax deposits                  $21,161           18,840
  Employee deposits                       15,491           15,697
  Loan repayments from
    Plan participants                     10,867            9,368
-----------------------------------------------------------------
                                          47,519           43,905

Investment Income
  Dividends                                  217              147
  Interest                                     -               63
-----------------------------------------------------------------
Total Additions                           47,736           44,115
-----------------------------------------------------------------

Deductions
Allocation of Deposits and
  Earnings                                36,869           34,747
-----------------------------------------------------------------

Interfund Transfers                      (10,867)          (9,368)

Net Increase                                   -                -

Net Assets Available for
Benefits
Beginning of Year                              -                -
-----------------------------------------------------------------

End of Year                              $     -                -
=================================================================
See Notes to Financial Statements.

-----------------------------------------------------------------
Notes To Financial Statements             Thrift Plan Of Phillips
                                                Petroleum Company

Note 1 -- Plan Description

The following description of the Thrift Plan of Phillips
Petroleum Company (Plan) is subject to and qualified by the more complete information appearing in the Plan document.

The Plan is a defined contribution plan available to certain employees of Phillips Petroleum Company and participating subsidiaries (Company). Generally, any person on the direct U.S.
dollar payroll of the Company is eligible to participate.
Non-managerial retail outlet marketing employees and certain other employee classifications are not eligible.

Effective at the close of business on December 31, 1995, the Trustee for Funds B and C, which were invested primarily in common stock of the Company, was changed from Bankers Trust Company (Bankers) to Vanguard Fiduciary Trust Company (Vanguard), P.O. Box 2900, Valley Forge, Pennsylvania, 19482-2900. Bankers continued to serve as custodian for those funds until June 28, 1996, when Vanguard became custodian. Effective July 1, 1996, Vanguard began providing recordkeeping, participant accounting, and tax reporting services for the Plan, and became Trustee for all funds except Fund D. Effective June 1, 1996, Phillips Petroleum Company became contractholder for all Fund D insurance contracts. This change in contractholder did not affect participant benefits. Vanguard does provide recordkeeping services for Fund D as part of the recordkeeping services provided to the Plan. Funds A, E, F and the Temporary Investment Fund were transferred to Vanguard for investment management effective May 1, 1996. With Vanguard as Trustee, participants are generally permitted to make transfers between investment funds on any valuation date (each day the New York Stock Exchange is open for business). Before the change of Trustee, transfers between investment funds were permitted only on a monthly basis.

Under the trust agreement with Vanguard, assets of Fund A, also known as the Vanguard Bond Index-Total Bond Market Portfolio
Fund (Bond Index Fund), are invested in the Vanguard Bond Index-Total Bond Market Portfolio. Assets of Funds B and C are now invested in the Phillips Stock Fund which is a single investment fund consisting of two separate accounts. The Phillips Stock Fund is invested only in the common stock of the Company and holds cash reserves as determined by the Trustee. Assets of Fund D, also known as the Investment Contracts Fund, are invested in contracts guaranteed by insurance companies as to both principal and interest. Fund D consists of the Deposit Administration Account and the Deferred Settlement Account.

Assets of Fund E, also known as the Vanguard Index Trust 500 Portfolio Fund (S&P 500 Fund) are invested in the Vanguard Index Trust 500 Portfolio. Assets of Fund F, also known as the Vanguard Money Market Reserves-Prime Portfolio Fund (Money Market
Fund), are invested in the Vanguard Money Market Reserves-Prime Portfolio. Assets of the Temporary Investment Fund, are invested in the Vanguard Money Market Reserves-Prime Portfolio.

Dividends represent earnings from the various Vanguard mutual funds in which the Plan participates. The dividends reported for the Phillips Stock Fund include the dividends on Company stock, as well as earnings on the small amount of cash reserves in the fund.

Participants may have up to 15 percent of their pay deposited in the Plan each month. The first 5 percent is designated as regular deposits with any excess being designated as supplemental deposits. Deposits may be further designated by a participant as before-tax or after-tax deposits. Before-tax deposits are made by the Company on behalf of a participant who has elected the before-tax feature of the Plan, voluntarily reducing his salary by a corresponding amount. Total deposit amounts and allocation of deposits between after-tax and before-tax accounts are subject to limitations imposed by the Internal Revenue Code.
Participants may change their investment direction and deposit rate semiannually during designated enrollment periods. Employee deposits may be suspended in certain circumstances.

The Company contributes an amount equal to 25 percent of an employee's regular deposits made to the Phillips Stock Fund --
Fund B account and 15 percent of regular deposits made to any other investment fund.

Employee deposits, before-tax deposits and loan repayments are first placed into the Temporary Investment Fund and remain there until the valuation date on or about the 20th day of the following month. Employee and before-tax deposits are paid into the respective investment funds in accordance with the allocation directions of participants. Loan repayments are transferred to the Loan Fund and then are generally allocated to Funds A, B, E or F based on the participant's regular deposits investment allocation, except that funds borrowed from Fund C are repaid only to Fund C. Earnings on deposits and loan repayments while in the Temporary Investment Fund are credited quarterly in the same manner to each participant who still maintains an account in the Plan and who made deposits or loan repayments during the quarter. The allocation of earnings are made to each Participant in the proportion to which his deposits or loan repayments bears to all deposits or loan repayments during the period for which such interest was earned. Employee deposits and earnings are paid into Funds A, B, E or F as directed by the participant. After June 30, 1993, Fund D (investment contracts which guarantee repayment of principal invested and a fixed rate of interest) no longer accepted deposits. Company matching contributions are invested in the Phillips Stock Fund -- Fund C account. The Loan Fund is used to record transactions resulting from loans made to active employees against their accounts. Except for the Temporary Investment Fund and the Loan Fund, the interests of participants in each fund are represented by units allocated to them.

Effective July 1, 1996, when Vanguard became Trustee, the Plan provides for daily transfers among funds; however, plan participants may not direct transfers to Fund C, the Loan Fund, or the Temporary Investment Fund. A participant may make unlimited transfers of any dollar amount, whole percentages, or units to or from Investment Funds A, E or F on any valuation date. A participant may direct the transfer of any dollar amount, whole percentages or units of the Phillips Stock Fund to or from his Fund B account to or from Funds A, E, or F on any valuation date. The participant must wait 10 calendar days to make another transfer involving Fund B. Transfers in and out of Fund D are not permitted.

In addition to the rights described above permitting the transfer of amounts from one Investment Fund to another, a participant who has terminated employment and attained age 55 may, on any valuation date, direct the transfer of any dollar amount, whole percentages, or units in any Investment Fund (except the Temporary Investment Fund or Investment Fund D) to any other Investment Fund (except to the Temporary Investment Fund, Investment Fund C or Investment Fund D). Provided, however, such Participant who transfers from Fund C to any other Investment Fund may transfer that interest back to Fund C on any subsequent valuation date.

A participant is vested at all times with respect to his deposits and his interest in Company contributions. Effective January 1, 1996, Company contributions made after December 31, 1995, may not be withdrawn until 24 months after they are contributed unless the participant has been in the Plan for at least five years or becomes eligible to withdraw, for reasons other than a specified financial hardship, his interest in his before-tax account. A participant may not withdraw his interest in his before-tax account unless he is at least age 59 1/2, experiences a specified financial hardship, becomes totally and permanently disabled, or separates from service. Upon the death of a participant, his beneficiary may withdraw the participant's entire account balance, including his before-tax account.

Distributions generally occur upon separation from service, but may be deferred. For a participant who retires or becomes totally disabled, distribution will be deferred to a date not later than the first valuation date of February of the year after the year age 70 1/2 is attained. If the participant dies, distribution to a surviving spouse beneficiary will be deferred to the first valuation date of the second month preceding the month in which the participant would have attained age 70 1/2. This deferral is revocable by the participant or the surviving spouse. Distributions to non-spouse beneficiaries may be deferred approximately five years. Distributions are based on the valuation of the participant's interest in the trust fund. Available forms of distribution are:

     (a)  from Funds A, D, E or F in cash;

     (b) from Funds B and C in whole shares of common stock and/or cash;

     (c) with respect to a participant who retires under a Company retirement plan or a beneficiary spouse of a participant in the event of an active employee participant's death, in the form of an irrevocable non-transferable monthly annuity purchased with a specified dollar amount of the participant's interest in the Plan; and

     (d) with respect to a participant who retired under a Company retirement plan before July 1, 1992, and who timely elected a deferred settlement option -- monthly, quarterly or annual payments irrevocably elected from his interest in Fund D -- commencing at retirement with, at the participant's direction, a designated life-interest beneficiary to receive any unpaid scheduled payments following the participant's death.

A participant may elect a direct rollover of the taxable portion of most distributions to an Individual Retirement Account or another tax-qualified plan. The taxable portion of any such distribution that is not rolled over directly will be subject to 20 percent federal withholding.

The Plan is administered by the Thrift Plan Committee, the members of which are appointed by the Board of Directors of Phillips Petroleum Company. The Plan Financial Administrator and Plan Benefits Administrator are the persons who occupy, respectively, the Phillips Petroleum Company positions of Treasurer and Compensation and Benefits Manager. Members of the Committee and the Plan Administrators serve without compensation, but are reimbursed by the Company for necessary expenditures incurred in the discharge of their duties.

The Plan pays all reasonable expenses necessary for the operation of the Plan, unless such expenses are paid by the Company. The Company pays only the Trustee's recordkeeping and accounting fees and the class year contract administration fees of .15 percent of the funds invested in the insured contracts in Fund D.

The Company intends to continue the Plan indefinitely, but reserves the right to amend or terminate it at any time. In the event of termination of the Plan, participants and beneficiaries of deceased participants will receive, within a reasonable time, any funds in their accounts as of the date of the termination.


Note 2 -- Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and assumptions.


Note 3 -- Investments

All securities are valued at their quoted market price or, with respect to units of participation in commingled funds, redemption value. Insurance contracts are valued pursuant to their terms; the value, which approximates fair value, represents fund deposits plus interest credited, less distributions. Participant loans are valued at cost, which approximates fair value.


Note 4 -- Contributions Receivable

Contributions receivable at December 31 included the following:

                                             Thousands of Dollars
                                             --------------------
                                             1997            1996
                                             --------------------
Receivable from the Company for
  Matching contributions                     $508             487
  Before-tax deposits                          14             207
-----------------------------------------------------------------
                                             $522             694
=================================================================

Note 5 -- Insurance Contracts

A breakdown of the average yields and crediting interest rates for the insurance contracts by Class Year included in Fund D follows:

                                                                    Crediting
                                                       Average      Interest
                                                        Yield         Rate
Class                                                -----------   -----------
Year    Identity of Issue     Contract Description   1997   1996   1997   1996
----- ---------------------  ----------------------  -------------------------
1992  Continental Assurance  Group Annuity Contract
       Company                GP-12787, deposit
                              administration
                              account                7.36%  7.33   7.35   7.35

1991  Continental Assurance  Group Annuity Contract
       Company                GP-12692, deposit
                              administration
                              account                   -   8.33*     -   8.30*

      Provident National     Group Annuity Contract
       Assurance              GC-027-05048,
                              deposit
                              administration
                              account                   -   8.33*     -   8.30*
------------------------------------------------------------------------------
*The average yields and crediting interest rates for the 1991 Class Year are the combined yields for Group Annuity Contracts GP-12692 and GC-027-05048.


The crediting interest rates, determined by each insurance company, are guaranteed over their respective six-year contract terms. However, the effective rates of interest for each contract year may be different. The contracts may be discontinued as of any date the Plan has failed to qualify, or continue to qualify, under Section 401(a) of the Internal Revenue Code of 1986 as amended, or if the Plan is terminated. Also, the Company may discontinue the contracts by giving written notice.

The Continental Assurance Company Group Annuity Contract GP-12692 and the Provident National Assurance Group Annuity Contract GC-027-05048 terminated June 30, 1997. The balances, totaling approximately $122 million, were transferred from Fund D to Fund F.

Note 6 -- Class Year Accounts

A breakdown of Fund D (Investment Contracts Fund) -- Deposit
Administration Account by Class Year at December 31 follows:

                              Thousands
                             of Dollars
                           ------------
                             Net Assets
                              Available         Number       Unit
                           for Benefits       of Units     Values
                           --------------------------------------
1997
----
  1992                         $ 23,005      9,293,620    $2.4754
-----------------------------------------------------------------
                               $ 23,005
=================================================================

1996
----
  1992                         $ 23,656     10,259,372    $2.3058
  1991                          131,829     44,731,562     2.9471
-----------------------------------------------------------------
                               $155,485
=================================================================


Note 7 -- Loan Fund

The Plan allows loans to active employees or parties-in-interest from their accounts. The minimum loan is $1,000, and generally the maximum is the lesser of $50,000 or half the participant's vested account. The loans may extend for up to 60 months (180 months for a home loan) with a rate of interest equal to the national prime lending rate, as determined on the last valuation date of the previous month. No more than one home loan and two regular loans may be outstanding at any given time.

Loan payments and interest are repaid to the borrowing participant's accounts through the Loan Fund, which records the outstanding loans and related transactions. Generally, repayments are allocated to Funds A, B, E or F based on a participant's regular deposits investment direction, except that funds borrowed from Fund C are repaid only to Fund C. For the periods ended December 31, the total of loans made by fund of origin, principal repaid, and aggregate outstanding loan balances were:

                                  Thousands of Dollars
                    ---------------------------------------------
Fund                   A      B     C    D      E      F    Total
                    ---------------------------------------------

Period ended
December 31, 1997
-----------------
Loans Outstanding
  at December 31,
  1996                                                    $21,024
Participant Loans   $504  9,816   234  151  1,221  1,333   13,259
Principal Repaid     110  8,277   216    -    367    201    9,171
Distributions to
  Participants                                                507
-----------------------------------------------------------------
Loans Outstanding
  at December 31,
  1997                                                    $24,605
=================================================================

Period ended
December 31, 1996
-----------------
Loans Outstanding
  at December 31,
  1995                                                    $18,868
Participant Loans   $396   8,137   179   311   841 1,035   10,899
Principal Repaid     108   6,560   173     -   244   928    8,013
Distributions to
  Participants                                                730
-----------------------------------------------------------------
Loans Outstanding
  at December 31,
  1996                                                    $21,024
=================================================================

Note 8 -- Allocation of Deposits and Earnings from Temporary
            Investment Fund

Allocation of deposits and earnings from the Temporary Investment Fund to other investment funds represents the allocation of employee deposits and before-tax contributions made first to the Temporary Investment Fund, with related earnings thereon. A breakdown of the allocation for each of the periods follows:

                                   Thousands of Dollars
                        -----------------------------------------
                        Fund A   Fund B   Fund E   Fund F   Total
                        -----------------------------------------
December 31, 1997
-----------------
Employee deposits       $  576   11,401    2,195    1,319  15,491
Before-tax
  contributions            558   16,790    2,988      825  21,161
Interest and dividends       5      179       23       10     217
-----------------------------------------------------------------
                        $1,139   28,370    5,206    2,154  36,869
=================================================================

December 31, 1996
-----------------
Employee deposits       $  602   11,721    1,848    1,526  15,697
Before-tax
  contributions            525   15,146    2,293      876  18,840
Interest and dividends       5      109       44       52     210
-----------------------------------------------------------------
                        $1,132   26,976    4,185    2,454  34,747
=================================================================


Note 9 -- Credit Facility

In 1995, the Department of Labor issued the Company a Prohibited Transaction Exemption allowing the Plan to establish a $25 million credit agreement between Phillips Petroleum Company and the Thrift Plan of Phillips Petroleum Company and Trust, effective March 15, 1996. The agreement is used for the purpose of financing net Funds B and C distributions, participant loans from the Plan, or transfers of participants' interests to other funds of the Plan. The agreement requires no commitment fee. Borrowings are non-interest bearing, without recourse, and must be repaid within 31 days. There was no balance outstanding under this agreement at December 31, 1997 or 1996.


Note 10 -- Transactions with Parties-in-Interest

During 1997 and 1996, the Plan received $23,956,300 and $23,461,000, respectively, in common stock dividends from the Company. Fees paid for legal, accounting, and other services rendered by parties-in-interest were based on customary and reasonable rates for such services.

Note 11 -- Tax Status

The Internal Revenue Service (IRS) determined on November 30, 1995, that the Plan, as amended through June 23, 1994, is qualified under Section 401(a) of the Internal Revenue Code of 1986 and the Trust is exempt from federal income tax under
Section 501(a). Subsequent amendments have been adopted, but are not expected to affect the qualified status of the Plan. The Committee is not aware of any activity that would affect the qualified status of the Plan.


Note 12 -- Impact of Year 2000 (Unaudited)

In April 1996, Phillips initiated a company-wide Year 2000 project, utilizing both internal and external resources, to define, assess, convert, or replace various programs, hardware and instrumentation systems to make them Year 2000 compliant.
The project also includes determining whether third-party service providers have plans in place to become Year 2000 compliant. Vanguard, as Plan Trustee, has also initiated a Year 2000 project. Phillips does not expect the Year 2000 issue to have a significant effect on Plan operations. However, an unexpected failure to adequately address this issue could result in an interruption of normal Plan operations and activities.

-------------------------------------------------------------------------------
Schedule of Assets Held                                 Thrift Plan Of Phillips
for Investment Purposes                                       Petroleum Company
Line 27a                                           EIN 73-0400345, Plan No. 002


At December 31, 1997


(a)(b) Identity of    (c) Description of investment     Thousands of Dollars
issue, borrower, including maturity date, --------------------------- lessor, or similar rate of interest, collateral, (d) Historical (e) Current
party                 par or maturity value              Cost          Value
--------------------- ----------------------------- --------------  -----------

Phillips Petroleum    Common Stock, $1.25 par
  Company*              value, 17,446,740 shares          $311,948      848,348
-------------------------------------------------------------------------------

The Vanguard Group*   1,906,075.714 units, Vanguard
                        Index Trust 500 Portfolio          132,554      171,680

                      7,854,667.631 units, Vanguard
                        Bond Index-Total Bond
                        Market Portfolio                    76,546       79,254

                      197,410,757.40 units,
                       Vanguard Money Market
                       Reserves-Prime Portfolio            205,229      205,229
-------------------------------------------------------------------------------
                                                           414,329      456,163
-------------------------------------------------------------------------------

Thrift Plan of        Loans to Plan participants*
  Phillips Petroleum    at 6% - 9%
  Company                                                        -       24,605
-------------------------------------------------------------------------------

Travelers Insurance   Group Annuity Contract
  Company*              GR-1966A, deferred
                        settlement account                     338          338

Continental Assurance Group Annuity Contract
  Company*              GP-12787, deposit
                        administration account              23,005       23,005
-------------------------------------------------------------------------------
                                                            23,343       23,343
-------------------------------------------------------------------------------
                                                          $749,620    1,352,459
===============================================================================
*Party-in-interest


------------------------------------------------------------------------------------------
Schedule of Reportable Transactions                                Thrift Plan of Phillips
Line 27d                                                                 Petroleum Company
Series of Transactions in Excess                                  EIN 73-0400345, Plan 022
  of 5 Percent of Net Assets


Year Ended December 31, 1997


                                           Thousands of Dollars
                 -------------------------------------------------------------------------
(a)(b) Identity                                                     (h) Current
of party                                                            value of
involved and                                                        asset on     (i) Net
description of   (c) Purchase  (d) Selling                (g) Cost  transaction  gain or
asset            price         price        (f) Expenses  of asset  date         (loss)
---------------  ------------  -----------  ------------  --------  -----------  ---------

Phillips
  Petroleum
  Company*
  Common Stock       $ 48,229            -           Net  $      -       48,229          -
                            -       49,166           Net    18,885       49,166     30,281

The Vanguard
  Group*,
  Vanguard
  Money Market
  Reserves-
  Prime
  Portfolio           349,718            -           Net         -      349,718          -
                            -      304,949           Net   304,949      304,949          -

The Vanguard
  Group*,
  Vanguard
  Index Trust
  500 Portfolio        61,610            -           Net         -       61,610          -
                            -       39,403           Net    34,239       39,403      5,164
*Party-in-interest


Column (e) is not applicable.

                                     33

                                                        Exhibit 1




                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 33-50134) pertaining to the Thrift Plan of Phillips Petroleum Company and in the related Prospectus of our report dated June 24, 1998, with respect to the financial statements and schedules of the Thrift Plan of Phillips Petroleum Company included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



                                  /s/ Ernst & Young LLP

                                      ERNST & YOUNG LLP
Tulsa, Oklahoma
June 24, 1998